AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

This Amendment to Registration Rights Agreement (the “Amendment”) is entered into on October 23, 2009 by and among CNS Response, Inc., a Delaware corporation (the “Company”) and the purchasers signatory hereto (each such purchaser is a “Purchaser” and collectively, the “Purchasers”).  Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Registration Rights Agreement.

WHEREAS, on August 26, 2009, the Company entered into that certain Registration Rights Agreement with the purchasers signatory thereto, including the Purchasers (the “Registration Rights Agreement”);

WHEREAS, the Company and Purchasers desire to enter into this Amendment to amend the definition of Filing Date in the Registration Rights Agreement;

WHEREAS, pursuant to Section 6(e) of the Registration Rights Agreement, any amendment to the Registration Rights Agreement requires the consent of Holders holding at least 67% of the then outstanding Registrable Securities; and

WHEREAS, as of the date hereof, the Purchasers, in the aggregate, hold __% of the Registrable Securities.

NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, the parties hereto agree as follows:

1.	Amendment.

The definition of Filing Date in the Registration Rights Agreement is hereby amended and restated in its entirety to read as follows:

““Filing Date” means no later than the later of (i) ten (10) business days following the Company’s filing of its Annual Report on Form 10-K for its year ended September 30, 2009 with the Securities and Exchange Commission; or (ii) the 20th calendar day after termination of the Offering.”

2.           No Other Amendments.  Except as amended hereby, the Registration Rights Agreement shall remain in full force and effect and unmodified.

3.           Choice of Law.  This Amendment is governed by and will be interpreted according to the laws of the State of New York, except for any conflicts of law rules.  Any dispute or controversy arising out of or related to this Amendment will be resolved in accordance with the terms of the Registration Rights Agreement.

4.           Entire Agreement.  The Registration Rights Agreement, as amended by this Amendment, constitutes the entire agreement between the Company and the Holders as to the subject matter thereof and may not be altered or amended except in accordance with Section 6(e) of the Registration Rights Agreement.

5.           Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date of the Amendment written above.

CNS Response, Inc.

By:	____________________
George Carpenter, Chief Executive Officer

[SIGNATURE PAGE OF PURCHASERS]

Name of Holder:      ________________________________
Signature of Authorized Holder:    ____________________
Name of Authorized Signatory:      ____________________
Title of Authorized Signatory:        ____________________